UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 31, 2007
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2851 West Kathleen Road, Phoenix,		85053
Arizona

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 602-504-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2007, Hypercom Corporation (the “Company”) and Neil P. Hudd, Senior Vice President, Global Marketing and a named executive officer of the Company, entered into a Separation Agreement (the “Separation Agreement”) pursuant to which Mr. Hudd will resign from his position with the Company, effective as of September 30, 2007 (the “Separation Date”).
The Separation Agreement provides that Mr. Hudd will receive the following benefits: (i) a severance payment of $280,000, less applicable tax and other withholding amounts, payable in bi-weekly installments through March 31, 2008; (ii) for a period of six months commencing on January 1, 2008, Company-paid insurance coverage; (iii) forgiveness of his obligation, if any, to reimburse the Company for relocation expenses; (iv) direct payment or reimbursement of all of his moving costs incurred if he relocates from his current residence in Arizona back to Massachusetts within 12 months of the Separation Date; and (v) retention of all computer and communication equipment provided for his use on or before the Separation Date. In addition, the Separation Agreement requires Mr. Hudd to forfeit options to purchase 20,000 shares of the Company’s common stock and 50,000 shares of Company restricted stock. Except for the forfeited option to purchase the Company’s common stock, all other options held by Mr. Hudd to purchase the Company’s common stock will fully vest on the Separation Date. In addition, Mr. Hudd is entitled to 17,432 shares of restricted stock granted to him pursuant to his relocation letter agreement dated February 13, 2006, plus a tax gross-up payment. The Separation Agreement also contains Mr. Hudd’s full release of all claims against the Company and requires that he be bound by non-competition, non-solicitation, and non-disclosure restrictive covenants during the remainder of his employment and until December 31, 2008. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.
In accordance with the Separation Agreement, Mr. Hudd and the Company’s subsidiary, Hypercom U.S.A., Inc., entered into a Consulting Agreement, dated and effective as of October 1, 2007 (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Hudd has agreed to provide certain consulting services to the Company for a period of three months following the Resignation Date. In consideration for performance of these consulting services, Mr. Hudd will receive (i) a monthly fee of $23,333 for each month during which the Consulting Agreement is in effect; (ii) reimbursement for all reasonable, direct business expenses incurred; and (iii) for a period of three months commencing on October 1, 2007, Company-paid insurance coverage. A copy of the Consulting Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Separation Agreement, dated July 31, 2007, by and between Neil P. Hudd and Hypercom Corporation.

10.2	Consulting Agreement, dated October 1, 2007, by and between Hypercom U.S.A., Inc. and Neil P. Hudd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypercom Corporation
August 6, 2007	By:	/s/ William Keiper
		Name:	William Keiper
		Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	Separation Agreement, dated July 31, 2007, by and between Neil P. Hudd and Hypercom Corporation.

10.2	Consulting Agreement, dated October 1, 2007, by and between Hypercom U.S.A., Inc. and Neil P. Hudd.